Exhibit 99.3

CSK AUTO CORPORATION
2004 STOCK AND INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (this “Agreement”) is made and entered into as of         (the “Effective Date”) by and between CSK Auto Corporation, a Delaware corporation (the “Company”), and          (the “Participant”).

     WHEREAS, the Participant is an Employee or Director of the Company or a Subsidiary or Parent of the Company;

     WHEREAS, the Company has established the CSK Auto Corporation 2004 Stock and Incentive Plan (the “Plan”) whereby the Company may issue restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to certain of the Employees and Directors of the Company, its Subsidiaries or Parent companies. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan; and

     WHEREAS, in order to attract, motivate and retain the services of the Participant, the Company is willing to issue restricted shares of Common Stock to the Participant on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the Company hereby agrees to issue the Participant certain restricted shares of Common Stock, and the Participant hereby accepts such shares, on the terms and conditions hereinafter set forth.

1. AUTHORITY.

     The shares of Common Stock issuable to the Participant pursuant to this Agreement will be issued pursuant to the authority granted under the Plan and are subject to all the terms and conditions of the Plan, as the same may be amended or otherwise modified from time to time. The interpretation and construction by the committee of the Board of Directors of the Company (the “Board”) designated by the Board to administer the plan (the “Committee”) of this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Participant.

2. GRANT OF AWARD.

     Pursuant to the terms of the Plan,    shares of restricted Common Stock (the “Restricted Shares”) will be issued in the name of the Participant, but held in an electronic account by the Company for the Participant’s account, and will not be transferred to the Participant until all vesting conditions have been met as set forth in Section 5 below. The Restricted Shares will be restricted by being subject to vesting and non-transferability provisions as hereafter provided in this Agreement and shall be subject to such limitations on transfer as are contained in the Plan, federal and state securities laws or any other limitations on transferability as may be imposed by the Company.

3. RISK OF FORFEITURE.

     The Restricted Shares will be subject to a substantial risk of forfeiture. The Participant must continue to serve as an Employee or Director of the Company or any Subsidiary or Parent of the Company on the Vesting Dates as defined and set forth below in order for the Restricted Shares to fully vest. Subject to the terms and provisions of the Plan as modified by Section 5 below, if the Participant’s service to the Company as an Employee or Director of the Company is terminated for any reason other than (i) retirement (within the meaning of Section 8.3(a) of the Plan), or (ii) death or disability (within the meaning of Section 8.3(b) of the Plan), in any case prior to the Vesting Dates, the Restricted Shares that have not yet vested shall revert to the Company and shall be forfeited by the Participant.

4. RESTRICTIONS.

     Until vested as set forth in Section 5 below, the Restricted Shares may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, subject to federal and state securities laws.

5. VESTING.

     5.1 General. The Restricted Shares will vest and the restrictions thereon will expire as of midnight, Phoenix time, on the dates (the “Vesting Dates”) and as to the portion of the Restricted Shares specified below.

Date Exercisable	Shares
1st anniversary of the Effective Date	33-1/3% of the Restricted Shares
2nd anniversary of the Effective Date	33-1/3% of the Restricted Shares
3rd anniversary of the Effective Date	33-1/3% of the Restricted Shares

     5.2 Change in Control. The Restricted Shares shall vest in their entirety, and the restrictions thereon will expire, upon a Change in Control (as defined in the Plan).

     5.3 Other Acceleration of Vesting. In its sole discretion, the Board or the Committee may accelerate the vesting of the Restricted Shares and the removal of the restrictions thereon as to some or all of the Restricted Shares.

6. ISSUANCE OF CERTIFICATES.

     In its sole discretion, the Board or the Committee may cause the Company to issue and deliver to the Participant, in the name of the Participant, a certificate representing ownership of the Restricted Shares. The certificate representing the Restricted Shares shall contain the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO A RESTRICTED STOCK AGREEMENT, DATED AS OF    ,    (THE “AGREEMENT”), BY AND BETWEEN CSK AUTO CORPORATION AND THE HOLDER IN WHOSE NAME THESE SECURITIES ARE REGISTERED. THE TERMS AND CONDITIONS OF THE AGREEMENT SUBJECT THESE SECURITIES TO A SUBSTANTIAL RISK OF FORFEITURE AND TO RESTRICTIONS ON TRANSFERABILITY.

If the Participant is serving as an Employee or Director of the Company or any Subsidiary or Parent of the Company on any Vesting Date, the Participant may surrender any such certificate representing ownership of the Restricted Shares to the Company for reissuance of a certificate representing the vested shares of Common Stock that were formerly Restricted Shares, which certificate does not contain the foregoing legend, and a certificate representing unvested Restricted Shares, if any, which certificate shall contain the foregoing legend.

7. VOTING; DIVIDENDS; CERTAIN CORPORATE TRANSACTIONS.

     The Participant shall be entitled to exercise any voting rights with respect to the Restricted Shares and to receive any dividends (other than a stock dividend) paid with respect thereto pursuant to the terms of the Plan. In the event that the outstanding securities of any class then comprising the Restricted Shares are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the terms “Common Stock” or “Restricted Shares” shall, from and after the date of such event, include such cash, property and/or securities so distributed in respect of the Restricted Shares, or into or for which the Restricted Shares are so increased, decreased, exchanged or converted.

8. SECTION 83(B) ELECTION.

     The Participant understands and agrees that the vesting of the Restricted Shares shall constitute compensation income arising from services performed by the Participant for the Company or a Subsidiary or Parent of the Company. The Participant understands that the taxable income recognized by the Participant as a result of the award of Restricted Shares hereunder, and the withholding liability and required date of withholding with respect thereto, if any, will be affected by a decision by the Participant to make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (an “83(b) Election”). The Participant understands and agrees that the Participant will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Restricted Shares and for properly making such election and filing the election with the relevant taxing authorities on a timely basis. The Participant will not rely on the Company or any of its officers, accountants, attorneys or other agents for any advice in connection with the decision whether to make, or procedures for making, the 83(b) Election and acknowledges that the Company has urged the Participant to consult with the Participant’s own tax advisor with respect to the desirability of and procedures for making an 83(b) Election with respect to the Restricted Shares, including when the election should be made. The Participant agrees to submit to the Company a copy of any 83(b) Election with respect to the Restricted Shares immediately upon filing such election with the relevant taxing authority.

9. PAYMENTS TO COMPANY.

     By the execution of this Agreement, the Participant agrees to pay to the Company the amount of federal, state and local taxes that the Company is required to withhold and remit to the taxing authorities applicable to the Participant as a result of the transactions contemplated by this Agreement (collectively, “Taxes”). The Participant shall pay to the Company an amount equal to the Taxes the Company is required to withhold and remit as calculated by the Company in accordance with the rules and regulations of applicable taxing authorities governing the calculation of such withholding. The Participant shall make such withholding payment to the Company on the Vesting Date or upon the Participant making an 83(b) Election. If the Participant fails or refuses to make such payment to the Company on its due date, the Participant hereby authorizes the Company, in addition to any of its other remedies, to withhold from any other compensation or payments due by the Company to the Participant an amount sufficient to pay such withholding plus interest as hereafter provided until such withholding and interest is paid in full. Unless the Participant chooses to satisfy in cash the Taxes the Company is required to withhold as set forth above, by execution of this Agreement the Participant instructs and authorizes the Company to withhold on the Participant’s behalf the number of shares of Common Stock from those Restricted Shares issuable to the Participant at the time when the Restricted Shares become vested as the Company determines to be sufficient to satisfy the Taxes the Company is required to withhold.

10. MISCELLANEOUS.

     10.1 Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his, her or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his, her or its signature to this Agreement. Each party may also provide notice by sending the other party a facsimile at a number provided by such other party.

     10.2 No Right to Employment. This Agreement is not an employment agreement and shall not confer on the Participant any right to be retained as an Employee or Director of the Company or any Subsidiary, Parent, successor or affiliate of the Company.

     10.3 Unfunded Benefits. Nothing in this Agreement shall be construed as requiring the Company to segregate, earmark, purchase or otherwise set aside or fund any investment or contract to secure its obligations under this Agreement. The rights of the Participant hereunder shall be those of a general unsecured creditor of the Company.

     10.4 No Trust. Nothing contained in this Agreement or any action taken pursuant to the provisions of this Agreement shall create or be construed to create any irrevocable trust of any kind or fiduciary relationship between the parties.

     10.5 Benefits Nontransferable. The rights of the Participant to the issuance of the Restricted Shares as provided herein shall not be assigned, transferred, pledged or encumbered, and any attempted assignment shall be void. If any creditor, trustee in bankruptcy or other person attempts to attach or otherwise acquire any of the Participant’s interest under this Agreement, the Participant shall immediately forfeit all rights under this Agreement.

     10.6 Plan Controls. The Company and the Participant (by his or her acceptance of this Agreement) agree that each will be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

     10.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and applicable federal law.

     10.8 Modification and No Waiver of Breach. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 10.8.

     10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

     10.10 Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

     10.11 Entire Agreement. This Agreement together with any agreement, plans or other documents implementing the terms of this Agreement constitute the entire agreement between the parties hereto relating to the matters encompassed hereby and supersede any prior oral or written agreements.

     10.12 Arbitration. Any dispute arising under this Agreement shall be resolved by binding arbitration conducted under the auspices and pursuant to the rules of the American Arbitration Association and held in Phoenix, Arizona, or such other place as the parties may mutually agree. Each party shall bear its or his or her own costs and expenses in any such arbitration and one-half of the arbitrator’s fees and expenses.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CSK AUTO CORPORATION,
a Delaware corporation

By:
Name:
Title:

Address for Notices:

645 E. Missouri Avenue
Phoenix, AZ 85012
Attention: General Counsel

Participant

Address for Notices: